Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
          The following unaudited pro forma condensed consolidated financial data for the year ended December 31, 2006, the three months ended March 31, 2007 and as of March 31, 2007 give effect to the sale of the Company’s Enterprise Group to Enterprise Media Group, Inc., an unrelated party formed by Insight Venture Partners. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006, and the three months ended March 31, 2007 include pro forma adjustments to reflect the results of operations of the Registrant assuming the transaction was consummated at the beginning of each respective period. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 include pro forma adjustments to reflect the transaction as if it was consummated as of March 31, 2007. The unaudited pro forma condensed consolidated financial data has been derived from and should be read in conjunction with, historical consolidated financial statements and related Notes thereto of the Registrant included in the Registrant’s Form 10-K for the year ended December 31, 2006 and from the Registrant’s Form 10-Q for the three months ended March 31, 2007.
          The pro forma adjustments are based upon available information and certain estimates and assumptions that the Company considers reasonable, as set forth in the accompanying notes. The pro forma results of operations are not necessarily indicative of the results of operations that the Company would have achieved had the transaction reflected been consummated on the date indicated or that the Company will achieve in the future. The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the accompanying notes. Pro forma adjustments are necessary to reflect the sales proceeds and closing costs and to adjust the company’s long-term debt and interest expense amounts to reflect the repurchase of a portion of the Company’s long-term debt.

Ziff Davis Holdings Inc. Unaudited Pro forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2006
(dollars in thousands)

		Pro Forma
	Reported	Adjustments		Pro Forma
Revenue, net	$181,017	$(80,279	)(a)	$100,738

Operating expenses
Cost of production	48,991	(14,854	)(a)	34,137
Selling, general and administrative expenses	104,893	(50,078	)(a)	54,815
Depreciation and amortization of property and equipment	7,628	(650	)(a)	6,978
Amortization of intangible assets	17,908	(4,288	)(a)	13,620
Restructuring charges, net	510	—		510
Impairment charge	4,064	—		4,064
Acquisition related compensation	3,107	(2,079	)(a)	1,028
Transaction related expenses	409	—		409
Loss in equity investment	322	—		322

Total operating expenses	187,832	(71,949)		115,883

Loss from operations	(6,815)	(8,330)		(15,145)

Interest expense, net	(126,823)	—		(126,823)

Loss before income taxes	(133,638)	(8,330)		(141,968)

Income tax provision	112	—		112

Net loss	$(133,750)	$(8,330)		$(142,080)

See the accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

Ziff Davis Holdings Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2006
(dollars in thousands)
(a)	Reflects the elimination of the revenues and expenses of the Enterprise Group that would no longer be part of the Company.

Ziff Davis Holdings Inc. Unaudited Pro forma Condensed Consolidated Balance Sheet
March 31, 2007
(dollars in thousands)

		Pro
		Forma			Pro
	Reported	Adjustments			Forma
Assets

Current assets:
Cash and cash equivalents	$22,169	$127,750	(b)		$149,919
Receivable for sales proceeds held in escrow	—	17,000	(b)		17,000
Accounts receivable, net	22,960	(10,193	)(a)		12,767
Inventories	193	(193	)(a)		—
Prepaid expenses and other current assets	4,411	(212	)(a)		4,199

Total current assets	49,733	134,152			183,885
Property and equipment, net	13,913	(1,790	)(a)		12,123
Intangible assets, net	170,103	(38,099	)(a)	(c)	132,004
Goodwill	39,828	(19,080	)(a)	(c)	20,748
Other assets	19,845	—			19,845

Total assets	$293,422	$75,183			$368,605

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$15,949	$(3,967	)(a)		$11,982
Accrued expenses and other current liabilities	30,873	(6,779	)(a)		24,094
Unexpired subscriptions and deferred revenue, net	15,595	(34	)(a)		15,561

Total current liabilities	62,417	(10,780)			51,637
Long-term debt	389,960	—			389,960
Accrued interest – troubled debt restructuring	38,981	—			38,981
Accrued expenses — long-term	7,318	—			7,318
Mandatorily redeemable preferred stock	1,022,612	—			1,022,612
Other non-current liabilities	10,700	(1,746	)(a)		8,954

Total liabilities	1,531,988	(12,526)			1,519,462
Stockholders’ deficit:
Common stock	17,329	—			17,329
Additional paid-in capital	8,468	—			8,468
Accumulated deficit	(1,264,363)	87,709	(d)		(1,176,654)

Total stockholders’ deficit	(1,238,566)	87,709			(1,150,857)

Total liabilities and stockholders’ deficit	$293,422	$75,183			$368,605

See the accompanying notes to the unaudited pro forma condensed consolidated balance sheet.

Ziff Davis Holdings Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2007
(dollars in thousands)
(a)	Reflects the elimination of the assets purchased and liabilities assumed by Enterprise Media Group, Inc. that would no longer be part of the Company.

(b)	The pro forma adjustment to cash was determined as follows:

Sales proceeds	$150,000
Proceeds held in escrow	(17,000)
Estimated costs related to asset sale	(5,250)

Cash received	$127,750

(c)	The pro forma adjustment for the elimination of a portion of corporate goodwill and intangibles was determined based on the relative fair value of the Company’s three reporting units.

(d)	In connection with the Closing, (i) the Buyer purchased the assets and assumed the liabilities of the Enterprise Group of the Company and the Company’s Subsidiaries (excluding certain assets and liabilities described in the Purchase and Sale Agreement), for an aggregate cash purchase price of approximately $150 million, plus up to an additional $10 million in cash contingent upon the EBITDA (as defined in the Purchase and Sale Agreement) of the Enterprise Group through December 31, 2007 exceeding an agreed-upon target level (provided that the maximum $10 million will be paid in certain other circumstances described in the Purchase and Sale Agreement); and (ii) the Buyer (a) paid approximately $128 million in cash to the Company, (b) paid approximately $5 million of the Company’s costs relating to such asset sale; (c) placed $2 million into a working capital escrow account and (d) placed $15 million into an indemnity escrow account. The amounts placed into the escrow accounts shall be released to the parties as described in the Purchase and Sale Agreement and related agreements.

Sales proceeds	$150,000
Estimated costs related to asset sale	(5,250)

Proceeds less estimated costs related to asset sale	144,750
Net assets sold	(57,041)

Estimated gain on sale of net assets	$87,709

Ziff Davis Holdings Inc. Unaudited Pro forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2007
(dollars in thousands)

		Pro
		Forma		Pro
	Reported	Adjustments		Forma
Revenue, net	$32,715	$(15,962	)(a)	$16,753

Operating expenses
Cost of production	7,547	(2,889	)(a)	4,658
Selling, general and administrative expenses	22,059	(10,876	)(a)	11,183
Depreciation and amortization of property and equipment	2,275	(271	)(a)	2,004
Amortization of intangible assets	4,363	(1,072	)(a)	3,291
Restructuring charges, net	(331)	—		(331)
Transaction related expenses	899	—		899

Total operating expenses	36,812	(15,108)		21,704

Loss from operations	(4,097)	(854)		(4,951)

Interest expense, net	(34,055)	—		(34,055)

Loss before income taxes	(38,152)	(854)		(39,006)

Income tax provision	52	—		52

Net loss	$(38,204)	$(854)		$(39,058)

See the accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

Ziff Davis Holdings Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2007
(dollars in thousands)
(a)	Reflects the elimination of the revenues and expenses of the Enterprise Group that would no longer be part of the Company.